Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

LaBranche & Co Inc.:

We consent to the incorporation by reference in the registration statements listed below on Form 10-K of LaBranche & Co Inc. of our reports dated March 14, 2006, with respect to the consolidated statements of financial condition of LaBranche & Co Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of LaBranche & Co Inc.

Registration Statements on Form S-3

Registration Number:

333-76928

333-73212

Registration Statements on Form S-8

Registration Number:

333-44464

333-102607

/s/ KPMG LLP

New York, New York
March 14, 2006